EXHIBIT 16.1

June 30, 2008

U.S. Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re: Dynamic Biometric Systems, Inc.
File No: 001-32706

Dear Sirs/Madams:

We have read Dynamic Biometric Systems, Inc.'s statements included under Item 4.01 of its Form 8-K dated June 30, 2008, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm.

/s/ Malone & Bailey, PC

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas